AGREEMENT AND PLAN OF SHARE EXCHANGE AND REORGANIZATION dated as of 20 September
2000 (the "Agreement") by and among Xfone Inc., a Nevada corporation ("Xfone")
and Swiftnet Ltd., a British corporation ("Swiftnet"). And all the shares holders or the majority share holders of Swiftnet: Mr. Abraham Keiman,
Campbeltown Business LTD and Vision Consultants LTD, and any other shareholder that agrees (the "owners").

                                 R E C I T A L S

     The respective Boards of Directors of XFONE and Swiftnet deem it desirable and in the best interests of their respective corporations, and of their respective shareholders, subject to, among other things, the approval of the shareholders of XFONE and Swiftnet, Swiftnet shall enter into a Share Exchange with XFONE; as a result of which the holders of shares of capital stock of
Swiftnet will, in the aggregate, receive the consideration hereinafter set forth
(collectively, the "Share Exchange") and xfone will own over 75% of Swiftnet.
Upon the terms and subject to the conditions of this Agreement, at the Effective
Date (as defined in Section 2.3 of this Agreement) in accordance with the laws of the state of Nevada.

     NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                          I. RECITALS; TRUE AND CORRECT

     The above stated recitals are true and correct and are incorporated into this Agreement.

                               II. SHARE EXCHANGE

     2.1 Share Exchange.  In the manner and subject to the terms and conditions set forth herein, Swiftnet shareholders shall exchange shares with and into
XFONE.

     2.2 Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Share Exchange shall become effective on the date
(the "Effective Date") the Articles of Share Exchange, together with Plans of
Share Exchange reflecting the Share Exchange, shall be accepted for filing by the Secretary of State of Nevada.

     2.4  Securities of the Corporations.  The authorized capital stock of
Swiftnet is comprised of 100,000 Voting shares of Common Stock and 100,000
Equity shares of Common Stock, par value £1 per share (the "Swiftnet
Stock"), of which 10,696 Voting shares and 9,015 Equity shares are issued and outstanding. The authorized capital stock of XFONE is comprised of 50,000,000 shares of Common Stock, no par value per share (the "XFONE Stock"), of which up to 2,000,000 shares are issued and outstanding. In addition, XFONE has authorized but unissued 20,000,000 shares of no par value Preferred Stock

     2.5  Shares of the constituent and parent corporation.  The manner of exchanging the shares o Swiftnet stock by shares of xfone stock shall be as follows:

     At the Effective Date, by virtue of the Share Exchange, each Voting share of Swiftnet Stock issued and outstanding shall be converted into the right to receive 157.8583 shares of XFONE Stock and each Equity share of Swiftnet
     Stock issued and outstanding shall be converted into the right to receive
     78.9291 shares of XFONE Stock (the "Exchange Ratios").

     2.6 Effect of the Share  Exchange.  As of the Effective Date, all of the
following shall occur:

     (a) Except as otherwise specifically set forth herein, the corporate identity, existence, purposes, powers, franchises, rights and immunities of
XFONE shall continue unaffected and unimpaired by the Share Exchange.

     (b) Neither the rights of creditors nor any liens upon or security interests in the property of Swiftnet shall be impaired by the Share Exchange.

     (c) The Articles of Incorporation of XFONE, as in effect on the Effective
Date, shall continue to be the Articles of Incorporation of XFONE without change or amendment.

     (d) The Bylaws of XFONE, as in effect on the Effective Date, shall continue to be the Bylaws of XFONE without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

         III. CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

     Swiftnet and XFONE covenant that between the date hereof and the date of the Closing:

     3.1 Access to Swiftnet. Swiftnet shall (a) give to XFONE and to XFONE's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date (as defined in
Section 6.1), to all of the books, contracts, commitments and other records of
Swiftnet and shall furnish XFONE during such period with all information concerning Swiftnet that XFONE may reasonably request; and (b) afford to XFONE and to XFONE's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of Swiftnet, in order to conduct inspections at XFONE's expense to determine that Swiftnet is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of Swiftnet are substantially in the condition and of the capacities represented and warranted in this Agreement;
provided, however, that in every instance described in (a) and (b), XFONE shall make arrangements with Swiftnet reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of Swiftnet. Any such investigation or inspection by
XFONE shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of Swiftnet contained herein.

     3.2 Conduct of Business.  During the period from the date hereof to the
Closing Date, Swiftnet shall and shall use reasonable efforts, to the extent such efforts are within Swiftnet's control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.

     3.3 Exclusivity to XFONE.  Without the written permission of XFONE, Neither the owners nor Swiftnet its respective officers, directors, representatives or agents, as appropriate, from the date hereof until the Closing or the earlier termination of this Agreement, shall solicit any inquiries, proposals or offers to purchase the business of Swiftnet or the shares of capital stock of Swiftnet, from any person other than XFONE. Any person inquiring as to the availability of the business or shares of capital stock of Swiftnet or making an offer therefor shall be told that Swiftnet is bound by the provisions of this Agreement.
Swiftnet as well as its officers, directors, representatives or agents further agree to advise XFONE promptly of any such inquiry or offer.

     3.4 Access to XFONE.  XFONE shall (a) give to Swiftnet and to Swiftnet's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of XFONE and shall furnish
Swiftnet during such period with all information concerning XFONE that Swiftnet may reasonably request; and (b) afford to Swiftnet and to Swiftnet's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of XFONE in order to conduct inspections at Swiftnet's expense to determine that XFONE is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of XFONE are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), Swiftnet shall make arrangements with XFONE reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of XFONE. Any such investigation or inspection by Swiftnet shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of XFONE contained herein.

     3.5 Exclusivity to Swiftnet.  Without the written permission of Swiftnet,
XFONE and its officers, directors, representatives or agents, as appropriate, shall not, from the date hereof until the Closing or the earlier termination of this Agreement, solicit any inquiries, proposals or offers to purchase the business of XFONE or the shares of capital stock of XFONE from any person other than Swiftnet. Any person inquiring as to the availability of the business or shares of capital stock of XFONE or making an offer therefor shall be told that
XFONE is bound by the provisions of this Agreement. Each of XFONE and its officers, directors, representatives or agents further agree to advise Swiftnet promptly of any such inquiry or offer.

     3.7 Stockholder Approval.
     (a) As promptly as reasonably practicable following the date of this
Agreement, XFONE shall take all action reasonably necessary in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the laws of the State of Nevada and its Articles of Incorporation and Bylaws to call, give notice of and convene a meeting (the "Meeting") of its shareholders to consider and vote upon the approval and adoption of (i) the Share Exchange; (ii)
such other matters as shall properly come before the Meeting in connection with this Agreement. The approval and adoption of this Agreement and the Share
Exchange by the Board of Directors and the shareholders of Swiftnet in accordance with the laws of England, Articles of Incorporation and Bylaws and the receipt of the approvals and consents referred to in Section 7.9 is a condition precedent to the undertaking and obligation of XFONE to mail its definitive Proxy Statement (as hereinafter defined) subject to, among other things, approval by the shareholders of XFONE to its shareholders and to hold the Meeting. The Board of Directors of XFONE shall unanimously recommend that
XFONE's shareholders vote to approve and adopt the Share Exchange, this
Agreement and any other matters to be submitted to XFONE's shareholders in connection therewith. XFONE shall, subject as aforesaid, use its best efforts to solicit and secure from shareholders of XFONE such approval and adoption.

     (b) XFONE has agreed to merger with  Xfone, Inc., a Florida corporation
(X-Fla). As promptly as reasonably practicable following the date of this
Agreement, X-FLA shall prepare and file with the SEC under the Securities Act of
1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the SEC thereunder: a registration statement on Form S-4 (or other form of registration statement as agreed by the parties) covering (i) all shares of X-FLA Stock issuable as a consequence of the Share Exchange. X-FLA may also register shares of existing shareholders for resale on a companion S-1 or
SB-2 filing. Prior to such filings, Swiftnet shall supply to X-FLA, for inclusion in the Initial Registration Statement, the Financial Statements (as
hereinafter defined). Concurrent with the filing of the Initial Registration
Statement, X-FLA shall also prepare and file with the SEC under the Securities
Act and the rules and regulations promulgated by the SEC thereunder, a preliminary proxy statement (the "Proxy Statement"; the Proxy Statement and the
Initial Registration Statement are collectively referred to as the "Registration
Statement") pertaining to the Share Exchange. Swiftnet shall cooperate fully with X-FLA in the preparation and filing of the Registration Statement and any amendments and supplements thereto, including, without limitation, the furnishing to X-FLA of such information regarding Swiftnet as shall be required by each of the Securities Act and the Exchange Act and the respective rules and regulations promulgated by the SEC thereunder. The Registration Statement shall not be filed, and no amendment or supplement thereto shall be made by X-FLA, without prior consultation with and the consent of Swiftnet, which consent shall not be unreasonably withheld or delayed. As promptly as reasonably practicable following the date of this Agreement, X-FLA shall cause to be mailed a definitive Proxy Statement to its shareholders entitled to vote at the Meeting promptly following completion of any review by, or in the absence of such review, the termination of any applicable waiting period of, the SEC and the
SEC's declaration of effectiveness of the Registration Statement under the
Securities Act.

     (d) As promptly as practicable but in no event later than the Effective
Date, X-FLA shall prepare and file with the NASD OTC Bulletin Board ("BB"), an application to have the X-FLA Stock listed for trading on BB.

                 IV. REPRESENTATIONS AND WARRANTIES OF SWIFTNET

     Swiftnet represents and warrants to XFONE as follows, with the knowledge and understanding that XFONE is relying materially upon such representations and warranties:

     4.1 Organization and Standing.  Swiftnet is a corporation duly organized, validly existing and in good standing under the laws of the state of Britain.
Swiftnet has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify
(individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of Swiftnet, and all states in which each is qualified to do business as of the date hereof, are listed in the
Swiftnet Disclosure Schedule. The copies of the Articles of Incorporation and
Bylaws of Swiftnet, as amended to date, delivered to XFONE, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the Swiftnet Disclosure Schedule, Swiftnet does not own any interest in any other corporation, business trust or similar entity. The minute book of
Swiftnet contains accurate records of meetings of its respective Board of
Directors and shareholders for the last three years.

     4.2 Capitalization. The authorized capital stock of Swiftnet, the number of shares of capital stock which are issued and outstanding and par value thereof are as set forth in the Swiftnet Disclosure Schedule. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which Swiftnet is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of Swiftnet. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of Swiftnet. Swiftnet has no subsidiaries.

     4.3 Authority.  This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Swiftnet in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of Swiftnet, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     4.4 Properties. Except as set forth on the Swiftnet Disclosure Schedule,
Swiftnet has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. Swiftnet has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against Swiftnet, as the case may be, and, to the knowledge of Swiftnet, the other parties thereto in accordance with its terms. Neither Swiftnet nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of Swiftnet is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Swiftnet, any such condemnation, expropriation or taking been proposed. None of the assets of Swiftnet is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of Swiftnet (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of Swiftnet and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17), which would be required to be listed as exhibits to a Registration Statement on Form S-4 or an Annual Report on Form 10-K if
Swiftnet were subject to the reporting requirements of the Exchange Act
(individually, the "Swiftnet Contract" and collectively, the "Swiftnet
Contracts"), are listed and described in the Swiftnet Disclosure Schedule.
Swiftnet is the holder of, or party to, all of the Swiftnet Contracts. To the knowledge of Swiftnet, the Swiftnet Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither Swiftnet nor any signatory thereto is in default or breach of any material provision of the Swiftnet Contracts. Swiftnet's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the
Swiftnet Contracts.

     4.6 Litigation.  Except as disclosed in the Swiftnet Disclosure Schedule, there is no material claim, action, proceeding or investigation pending or, to the knowledge of Swiftnet, threatened against or affecting Swiftnet before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of Swiftnet, could have any materially adverse effect on
Swiftnet. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Swiftnet.

     4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns"
shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

     Swiftnet has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of Swiftnet are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. Swiftnet has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     Swiftnet is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Swiftnet that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of Swiftnet. There is no valid basis, to the knowledge of Swiftnet, except as set forth in the Swiftnet Disclosure
Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to Swiftnet by any governmental authority.

     4.8 Compliance with Laws and Regulations. To its knowledge, Swiftnet is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of Swiftnet is currently conducted or to which
Swiftnet is currently subject which has a material impact on Swiftnet, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. Swiftnet
knows of no assertion by any party that Swiftnet is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by
Swiftnet. To the knowledge of Swiftnet, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of Swiftnet.

     4.9 Compliance with Laws.
     (a) To its knowledge, the business, operations, property and assets of
Swiftnet (and, to the knowledge of Swiftnet, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of
Swiftnet and the activities of which could result in any material adverse liability to Swiftnet) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters.

     (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by Swiftnet, nor any predecessor operator thereof conducted its business or operated such property in violation of any applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

     (c) Except as disclosed in the Swiftnet Disclosure Schedule, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by Swiftnet is pending or, to the knowledge of Swiftnet, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. Swiftnet does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this Section 4.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

     4.10 Reserved.

     4.11  Condition  of Assets.  The  equipment,  fixtures  and other  personal property of Swiftnet, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of
Swiftnet as is contemplated to be conducted.

     4.12 No Breaches. To its knowledge, the making and performance of this
Agreement and the other agreements contemplated hereby by Swiftnet will not (i)
conflict with or violate the Articles of Incorporation or the Bylaws of
Swiftnet; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which Swiftnet is a party or by which
Swiftnet or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of Swiftnet under, or create any rights of termination, cancellation or acceleration in any person under, any Swiftnet Contract.

     4.13 Employees. Except as set forth in the Swiftnet Disclosure Schedule, none of the employees of Swiftnet is represented by any labor union or collective bargaining unit and, to the knowledge of Swiftnet, no discussions are taking place with respect to such representation.

     4.14  Financial Statements.  To its knowledge, the Swiftnet Disclosure
Schedule contains, as to Swiftnet, an unaudited balance sheet as of June 2000 and related statements of operations. Unaudited balance sheet, statements of cash flows and statements of shareholders' equity of Swiftnet for the one-year period ended 31 December 1999 (collectively, the "Financial Statements"). The
Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of Swiftnet as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied. The Financial Statements, when submitted to XFONE for inclusion in the Registration Statement, will have been prepared in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 promulgated thereunder. Without limiting the generality of the foregoing, (i)
there is no basis for any assertion against Swiftnet as of the date of the
Financial Statements of any material debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii)
there are no assets of Swiftnet as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, Swiftnet has no known contingent liabilities
(including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. Swiftnet is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to Swiftnet taken as a whole.

     4.15  Absence of Certain Changes or Events.  Except as setforth in the
Swiftnet Disclosure Schedule, since December 31, 1999, there has not been:

     (a) Any material adverse change in the financial condition, properties, assets, liabilities or business of Swiftnet;

     (b) Any material damage, destruction or loss of any material properties of
Swiftnet, whether or not covered by insurance;

     (c) Any material negative change in the manner in which the business of
Swiftnet has been conducted;

     (d) Any material change in the treatment and protection of trade secrets or other confidential information of Swiftnet;

     (e) Any material change in the business or contractual relationship of
Swiftnet with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of Swiftnet;

     (f) Any agreement by Swiftnet, whether written or oral, to do any of the foregoing; and

     (g) Any occurrence not included in paragraphs (a) through (f) of this
Section 4.16 which has resulted, or which Swiftnet has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of Swiftnet.

     4.16 Governmental Licenses, Permits, Etc. To its knowledge, Swiftnet has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The
Swiftnet Disclosure Schedule includes a list of all Licenses and Permits. All
Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     4.17 Reserved

     4.18 Brokers. Swiftnet has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     4.19 Business Locations. Swiftnet does not nor does it own or lease any real or personal property in any state except as set forth on the Swiftnet
Disclosure Schedule. Swiftnet does not have a place of business (including, without limitation, Swiftnet's executive offices or place where Swiftnet's books and records are kept) except as otherwise set forth on the Swiftnet Disclosure
Schedule.

     4.20 Intellectual Property.  The Swiftnet Disclosure Schedule lists all of the Intellectual Property (as hereinafter defined) used by Swiftnet which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of
Swiftnet's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of Swiftnet. Other than as disclosed in the Swiftnet
Disclosure Schedule, Swiftnet does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any
Intellectual Property, whether owned by Swiftnet or otherwise. All of the patents, trademark registrations and copyrights listed in the Swiftnet
Disclosure Schedule that are owned by Swiftnet are valid and in full force and effect. To the knowledge of Swiftnet, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual
Property. No proceedings have been instituted against or claims received by
Swiftnet, nor to its knowledge are any proceedings threatened alleging any such violation, nor does Swiftnet know of any valid basis for any such proceeding or claim. To the knowledge of Swiftnet, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by Swiftnet. To the knowledge of Swiftnet, its use of software does not violate or otherwise infringe the rights of any third party. 4.21 Warranties. The Swiftnet Disclosure
Schedule sets forth a true and complete list of the forms of all express warranties and guaranties made by Swiftnet to third parties with respect to any services rendered by Swiftnet.

     4.22 Suppliers. Except as set forth in the Swiftnet Disclosure Schedule,
Swiftnet knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of Swiftnet will not continue to conduct business with Swiftnet after the Closing Date in substantially the same manner as it has conducted business prior thereto.

     4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by Swiftnet, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

     4.24 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Swiftnet with, any governmental authority, federal, state or local, is required in connection with
Swiftnet's execution, delivery and performance of this Agreement.

     4.25 No Omissions or Untrue Statements. None of the information relating to
Swiftnet supplied or to be supplied in writing by it specifically for inclusion in the Registration Statement, at the respective times that the Registration
Statement becomes effective (or any registration statement included therein), the Proxy Statement is first mailed to XFONE's shareholders and the meeting of
XFONE's shareholders takes place, as the case may be, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. XFONE shall give notice to Swiftnet in advance of the dates of such effectiveness, mailing and meeting sufficient to permit Swiftnet to fulfill its obligations under the second sentence of this Section.

     4.26 Swiftnet Disclosure Schedule Complete.  Swiftnet shall promptly supplement the Swiftnet Disclosure Schedule if events occur prior to the Closing
Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The Swiftnet Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The Swiftnet
Disclosure Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the Swiftnet Disclosure Schedule following the date hereof shall not in any way affect XFONE's right not to consummate the transactions contemplated hereby as set forth in Section 8.2 hereof.

                   V. REPRESENTATIONS AND WARRANTIES OF XFONE

     XFONE represents and warrants to Swiftnet as follows, with the knowledge and understanding that Swiftnet is relying materially on such representations and warranties:

     5.1 Organization and Standing of XFONE.  XFONE is a corporation duly organized, validly existing and in good standing under the laws of the State of
Nevada, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the
Articles of Incorporation and Bylaws of XFONE, delivered to Swiftnet, are true and complete copies of those documents as now in effect. XFONE does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of XFONE contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.

     5.2 XFONE's Authority. XFONE's Board of Directors has approved and adopted this Agreement and the Share Exchange and has resolved to recommend approval and adoption of this Agreement and the Share Exchange by XFONE's shareholders. This
Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by XFONE in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of XFONE, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     5.4 No  Breaches. To its knowledge, the making and performance of this
Agreement (including, without limitation, the issuance of the XFONE Stock) by
XFONE will not (i) conflict with the Articles of Incorporation or the Bylaws of
XFONE; (ii) violate any order, writ, injunction, or decree applicable to XFONE;
or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of XFONE under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which XFONE is a party or by which XFONE or any of its assets may be bound.

     5.5 Capitalization. The XFONE Stock consists of 50,000,000 shares of common stock, no par value per share, of which 2,000,000 shares are issued and outstanding. All of the outstanding XFONE Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The XFONE Stock to be issued upon effectiveness of the Share Exchange, when issued in accordance with the terms of this
Agreement shall be duly authorized, validly issued, fully paid and nonassessable. Other than as stated in this Section 5.5, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon, XFONE, to purchase or otherwise acquire any shares of capital stock of XFONE, or other equity securities or equity interests of XFONE or any debt securities of XFONE. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of XFONE
Stock or other stock of XFONE.

     5.6 Business. XFONE, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business.

     5.7 Governmental Approval; Consents.  To its knowledge, except for the reports required to be filed in the future by X-FLA, as a reporting company, under the Exchange Act, and under the Securities Act with respect to the shares of X-FLA Stock issuable upon exercise of the X-FLA Warrants, the filing of the
Registration Statement under the Securities Act, the Proxy Statement under the
Exchange Act for the purpose of seeking stockholder approval of the Share
Exchange referred to in Section 2.1 and the issuance of the X-FLA Stock pursuant to the Share Exchange and the filing of the S-4 Registration Statement (or other form of registration statement as agreed by the parties), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by X-FLA with, any governmental authority, federal, state or local, is required in connection with XFONE's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of XFONE to enable XFONE to enter into and carry out this Agreement.

     5.8 Financial Statements.  To its knowledge, the financial statements of
XFONE included in X-FLA's SEC Reports, as hereinafter defined (collectively, the
"XFONE Financial Statements") present fairly, in all material respects, the financial position of XFONE as of the respective dates and the results of its operations for the periods covered in accordance with GAAP. Without limiting the generality of the foregoing, (i) except as set forth in the XFONE Disclosure
Schedule, there is no basis for any assertion against XFONE as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in such balance sheets or in the notes thereto; and (ii) there are no assets of XFONE, the value of which (in the reasonable judgment of XFONE) is materially overstated in said balance sheets.
Except as disclosed therein, XFONE has no known material contingent liabilities
(including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments. XFONE is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

     5.9 Adverse Developments.  Except as expressly provided or set forth in, or required by, this Agreement, or as set forth in the XFONE Financial Statements, since March, 1997, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of XFONE, and no event has occurred other than in the ordinary and usual course of business or as set forth in XFONE's SEC Reports or in the XFONE Financial Statements which could be reasonably expected to have a materially adverse effect upon XFONE, and
XFONE does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon XFONE's operations or future prospects.

     5.10 Contracts Listed; No Default.  All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of XFONE are, with the exception of this Agreement, described in XFONE's SEC Reports. All of such contracts, agreements, leases, commitments and understandings, written or oral, and any other contract, agreement, lease, commitment or understanding, written or oral, binding upon
XFONE, are listed in the XFONE Disclosure Schedule (the "XFONE Contracts"). To
the knowledge of XFONE, the XFONE Contracts are valid, binding and enforceable by XFONE against the other parties thereto in accordance with their terms.
Neither XFONE nor, to the knowledge of XFONE, any of the other parties thereto is in default or breach of any material provision of the XFONE Contracts. XFONE has furnished Swiftnet with a true and complete copy of each XFONE Contract, as amended.

     5.11 Taxes. XFONE has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such
Returns were, when filed, and to the best of XFONE's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. XFONE has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the
Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     XFONE is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against XFONE that has not been paid. There are no Tax liens upon the assets of XFONE (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of XFONE's knowledge, except as set forth in the XFONE Disclosure
Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to XFONE by any governmental authority.

     5.12 Litigation. Except as disclosed in the XFONE Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to XFONE's knowledge, threatened against or affecting XFONE before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of XFONE, could have a materially adverse effect on XFONE. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against XFONE.

     5.13 Compliance with Laws and Regulations.  To its knowledge, XFONE is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of XFONE is currently conducted or to which
XFONE is currently subject, which may have a material impact on XFONE, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. XFONE does not know of any assertion by any party that XFONE is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by XFONE. To
XFONE's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of XFONE.

     5.14 Compliance with Laws.
     (a) To its knowledge, the business operations, property and assets of XFONE
(and to the knowledge of XFONE, the business of any sub-tenant or license which is occupying or has occupied any space on any premises of XFONE and the activities of which could result in any material adverse liability to XFONE) (i)
conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, CERCLA and RCRA, as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to XFONE's knowledge, XFONE has no foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any law, rule, regulation or common or civil law doctrine.

     (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by XFONE, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable, federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

     (c) Except as disclosed in the XFONE Disclosure Schedule, no suit, action, claim, proceeding nor investigation review or inquiry by any Government Entity
(as defined in Section 4.9) concerning any such possible violations by XFONE is pending or, to XFONE's knowledge, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. XFONE does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding.

     5.15 Governmental Licenses, Permits, Etc. To its knowledge, XFONE has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened. 5.16
Brokers. XFONE has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     5.17 Employee Plans. Except as listed in XFONE's Reports, XFONE has no employees, consultants or agents, and XFONE has no Employee Plans or
Compensation Arrangements.

     5.18 Accounts. XFONE has previously disclosed to Swiftnet a list of all banks and other institutions in which XFONE maintains an account (including checking, savings, cash management, brokerage, money market or any other type of account) or safe deposit box, the address and telephone of such bank or other institution, the name of XFONE's contact person with respect to such account or safe deposit box, the account number of each such account, and the names of all person authorized to make draws on such accounts or who have access to such safe deposit boxes.

     5.19 No Omissions or Untrue Statements.  No representations or warranties made by XFONE to Swiftnet in this Agreement or in any certificate of a XFONE officer required to be delivered to Swiftnet pursuant to the terms of this
Agreement contains or will contain any untrue statement of a material fact, omits or will omit to state a material fact necessary to make the statement contained herein or therein not misleading as of the date hereof and as of the
Closing Date.

     5.20 XFONE Disclosure Schedule Complete.  XFONE shall promptly  supplement the XFONE Disclosure Schedule if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The XFONE Disclosure Schedule, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The XFONE Disclosure
Schedule, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the
XFONE Disclosure Schedule following the date hereof shall not in any way affect
Swiftnet's right not to consummate the transactions contemplated hereby as set forth in Section 6.2 hereof.

                  VI. STOCKHOLDER APPROVAL; CLOSING DELIVERIES

     6.1 Stockholder Approval. XFONE shall submit the Share Exchange and this
Agreement to its shareholders for approval and adoption. As XFONE has two shareholders, they will both submit their consent in writing to the share exchange and reorganization.

     6.2 Closing Deliveries of Swiftnet. At the Closing, Swiftnet and the owners shall deliver, or cause to be delivered, to XFONE:

     (a) All shares certificates that are exchanged by XFONE shares.

     (b) A  certificate dated as of the Closing Date, to the effect that the representations and warranties of Swiftnet contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that
Swiftnet has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by Swiftnet on or prior to the Closing Date;

     (c) a certificate, dated as of the Closing Date, certifying as to the
Articles of Incorporation and Bylaws of Swiftnet, the incumbency and signatures of the officers of each of Swiftnet and copies of the directors' and shareholders' resolutions of Swiftnet approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

     (d) Such other documents, at the Closing or subsequently, as may be reasonably requested by XFONE as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby.

     6.3 Closing Deliveries of XFONE.  At the Closing, XFONE shall deliver to
Swiftnet and the owners:

     (a) All shares certificates in exchange to Swiftnet shares (to the owners).

     (b) A certificate of XFONE, dated as of the Closing Date, to the effect that the representations and warranties of XFONE contained in this Agreement are true and correct in all material respects and that XFONE has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by XFONE on or prior to the Closing Date;

     (c) A certificate, dated as of the Closing Date, executed by the Secretary of XFONE, certifying the Articles of Incorporation, Bylaws, incumbency and signatures of officers of XFONE and copies of XFONE's directors' and shareholders' resolutions approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

     (d) An opinion of XFONE's counsel, WILLIAMS LAW GROUP, P.A., in form and substance reasonably satisfactory to Swiftnet, in a form to be mutually agreed to prior to the Closing;

     (e) The written resignations of all officers, and all directors of XFONE, with the exception of Mr. Abraham Keinan and Guy Nissenson.

     (f) Certificates representing the XFONE Stock issuable upon consummation of the Share Exchange;

     (g) The books and records of XFONE; and

     (h) Documentation satisfactory to Swiftnet evidencing the fact that the signatories on all relevant bank accounts of XFONE have been changed to signatories designated by Swiftnet.

                   VII. CONDITIONS TO OBLIGATIONS OF Swiftnet

     The obligation of Swiftnet and the owners to consummate the Closing is subject to the following conditions, any of which may be waived by Swiftnet and the owners in its sole discretion:

     7.1 Compliance by XFONE.  XFONE shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by XFONE prior to or on the Closing Date.

     7.2 Accuracy of XFONE's Representations.  XFONE's representations and warranties contained in this Agreement (including the XFONE Disclosure Schedule)
or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date
(except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     7.3 Material Adverse Change. No material adverse change shall have occurred subsequent to March, 1999 in the financial position, results of operations, assets, liabilities or prospects of XFONE, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of XFONE within the reasonable discretion of Swiftnet.

     7.4 Documents. All documents and instruments delivered by XFONE to Swiftnet at the Closing shall be in form and substance reasonably satisfactory to
Swiftnet and its counsel.

     7.5 Capitalization.  At the Closing Date, XFONE shall have, other than with respect to the issuance of shares underlying the XFONE Warrants, not more than
2,000,000 shares of XFONE Stock issued and outstanding.

     7.6 Effectiveness of Registration Statement; No Stop Order.  The
Registration Statement shall be effective under the Securities Act and shall not be subject to a stop order or any threatened stop order.

     7.7 Reorganization.  The  Share  Exchange  shall  qualify  as  a  tax-free reorganization under Section 368 of the Code.

     7.8 Litigation.   No  litigation   seeking  to  enjoin  the   transactions
contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to Swiftnet's knowledge, be threatened.

     7.9 Certain  Consents.  Swiftnet  shall  have  received  from a consent in writing, in form and substance reasonably satisfactory to XFONE and its counsel, to Swiftnet's entry into this Agreement and consummation of the Share Exchange.

                     VIII. CONDITIONS TO XFONE'S OBLIGATIONS

     XFONE's obligation to consummate the closing is subject to the following conditions, any of which may be waived by XFONE in its sole discretion:

     8.1 Compliance by Swiftnet.  Swiftnet shall have performed and complied in all material respects with all agreements and conditions required by this
Agreement to be performed or complied with prior to or on the Closing Date.

     8.2 Accuracy of Swiftnet's Representations.  Swiftnet's representations and warranties contained in this Agreement (including the exhibits hereto and the
XFONE Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     8.3 Material Adverse Change. No material adverse change shall have occurred subsequent to the closing in the financial position, results of operations, assets, liabilities or prospects of Swiftnet taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of Swiftnet taken as a whole, within reasonable discretion of XFONE.

     8.4 Litigation.  No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to XFONE's knowledge, be threatened.

     8.5 Reorganization.  The Share Exchange shall qualify as a tax-free reorganization under Section 368 of the Code and there are no material adverse tax consequences to the Share Exchange.

     8.6 Documents. All documents and instruments delivered by Swiftnet to XFONE at the Closing shall be in form and substance reasonably satisfactory to XFONE and its counsel.

                               IX. INDEMNIFICATION

     9.1 By Swiftnet. Subject to Section 9.4, Swiftnet shall indemnify, defend and hold XFONE, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, including any undisclosed liabilities
(collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of Swiftnet set forth in this Agreement or in any certificate delivered to XFONE pursuant hereto; or (ii) the breach of any of the covenants of Swiftnet contained in or arising out of this Agreement or the transactions contemplated hereby.

     9.2 By XFONE. Subject to Section 9.4, XFONE shall indemnify, defend, and hold Swiftnet its directors, officers, shareholders, attorneys, agents and affiliates harmless from and against any and all Losses that arise out of (i)
the breach of any representation or warranty of XFONE set forth in this
Agreement or in any certificate delivered to Swiftnet pursuant hereto; or (ii)
the breach of any of the covenants of XFONE contained in or arising out of this
Agreement or the transactions contemplated hereby.

     9.3 Claims Procedure. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the
"Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The
Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense.
No settlement of any such claim shall be made without the consent of the
Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

     9.4  Limitations on Liability.  Neither Swiftnet nor XFONE shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by each, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $200,000 (in which case the party liable therefor shall be liable for the entire amount of such claims, including the first $200,000).

                                 X. TERMINATION

     10.1 Termination Prior to Closing.
     (a) If the Closing has not occurred by 30 November 2000, subject to a 30 day extension by Swiftnet, or any other extension as agreed by the parties (the
"Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof.

     (b) Prior to the Termination Date either party to this Agreement may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in Article VI, Article
VII or Article VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either party may terminate this Agreement.

     10.2 Consequences of Termination.  Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 12.3. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                            XI. ADDITIONAL COVENANTS

     11.1 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

     11.2 Changes in Representations and Warranties of Swiftnet.  Between the
date of this Agreement and the Closing Date, Swiftnet shall not, directly or indirectly, except as contemplated in the Swiftnet Disclosure Schedule, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of Swiftnet herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the
Closing Date. Swiftnet shall promptly give written notice to XFONE upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of Swiftnet contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     11.3 Changes in Representations and Warranties of XFONE.  Between the date of this Agreement and the Closing Date, XFONE shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of XFONE herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the
Closing Date. XFONE shall promptly give written notice to Swiftnet upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of XFONE contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

                               XII. MISCELLANEOUS

     12.1 Expenses. XFONE will pay for its counsel and financial consultant and all their costs. Swiftnet will pay for its accountants and attorneys and all their costs. Swiftnet will be responsible for paying the SEC filing fee, and state filing fees and all costs of converting the documents to they could be filed with the SEC.

     12.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of
Swiftnet or XFONE pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by
Swiftnet or XFONE, as the case may be, hereunder. All representations, warranties and covenants made by Swiftnet and by XFONE in this Agreement, or pursuant hereto, shall survive through the Closing Date.

     12.3 Nondisclosure. XFONE will not at any time after the date of this
Agreement, without Swiftnet' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of Swiftnet.

     Swiftnet will not at any time after the date of this Agreement, without
XFONE's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to XFONE. The undertakings set forth in the preceding two paragraphs of this Section 12.3 shall lapse if the Closing takes place as to XFONE and
Swiftnet, but shall not lapse as to the officers and directors of XFONE, individually.

     Any information, which (i) at or prior to the time of disclosure by either of Swiftnet or XFONE was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of Swiftnet or XFONE or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to
Swiftnet or XFONE, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential
Information shall not apply thereto.

     12.4 Succession and Assignments; Third Party Beneficiaries. This Agreement
may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

     12.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth
(5th) business day following the date deposited with the United States Postal
Service, or (iii) twenty-four (24) hours after shipment by such courier service.
12.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Nevada without giving effect to the principles of conflicts of law thereof, except to the extent that the Securities
Act or the Exchange Act applies to the Registration Statements and the Proxy
Statement.

     12.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     12.8 No Implied Waiver; Remedies.  No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     12.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     12.10 Headings.  The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     12.11 Severability.  To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     12.12 Public Disclosure. From and after the date hereof through the Closing
Date, XFONE shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of Swiftnet, which consent shall not be unreasonably withheld or delayed.

THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY
TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF
THE PROVISIONS OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

XFONE NEVADA INC.              SWIFTNET LTD.                 Mr. Abraham Keinan

Vision Consultants Ltd.

Campbeltown Business Ltd.

Shareholder.